Exhibit 23.1





                        [Letterhead of Coopers & Lybrand]




                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this requisi-tion statement on Form S-3 (File No. 33-XXXX) of our reports dated February 5, 1993, on our audits of the consolidated financial statements and financial statement schedules of Hecla Mining Company and subsidiaries as of December 31, 1992 and 1991 and for each of the three years in the period ended December 31, 1992, which reports are included in the Company's annual report on Form 10-K/A. We also consent to the reference to our Firm under the caption "Experts."



                                       /s/ Coopers & Lybrand

                                       COOPERS & LYBRAND

         Spokane, Washington
         December 7, 1993